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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Morton Industrial Group, Inc., pertaining to the Morton Industrial Group, Inc., Amended and Restated Executive and Director Stock Option Agreements, of our report dated February 20, 1998 with respect to the financial statements of MLX Corp., included in the Annual report (Form 10-K) of Morton Industrial Group, Inc. (formerly MLX Corp.) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                             Ernst & Young LLP


Atlanta, Georgia
December 23, 1998